EXHIBIT 99.2

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                               PRODUCTION PAYMENT
                           PURCHASE AND SALE AGREEMENT


                                     between


                       PIONEER NATURAL RESOURCES USA, INC.
                                       AND
                     PIONEER NATURAL RESOURCES PROPERTIES LP


                                   as Seller,


                                       and


                           WOLFCAMP OIL AND GAS TRUST

                           a Delaware Statutory Trust

                                    as Buyer




--------------------------------------------------------------------------------


                           Dated as of April 18, 2005

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                                TABLE OF CONTENTS

                                                                         Page



ARTICLE I DEFINITIONS AND REFERENCES......................................1
         SECTION 1.01.     Definitions....................................1
         SECTION 1.02.     References, Gender, Number.....................6

ARTICLE II SALE AND PURCHASE..............................................7

ARTICLE III CONSIDERATION AND PAYMENT.....................................7
         SECTION 3.01.     Consideration and Purchase Price...............7
         SECTION 3.02.     Payment Instructions...........................7

ARTICLE IV REPRESENTATIONS AND WARRANTIES.................................7
         SECTION 4.01.     Representations and Warranties of Seller.......7
         SECTION 4.02.     Representations and Warranties of Buyer.......13

ARTICLE V COVENANTS OF SELLER AND BUYER..................................14
         SECTION 5.01.     Confidentiality and Public Announcements......14
         SECTION 5.02.     Survival Past Closing.........................14
         SECTION 5.03.     Reasonable Cooperation........................14
         SECTION 5.04.     Preference Rights.............................15

ARTICLE VI CLOSING CONDITIONS............................................15
         SECTION 6.01.     Seller's Closing Conditions...................15
         SECTION 6.02.     Buyer's Closing Conditions....................15

ARTICLE VII CLOSING......................................................17
         SECTION 7.01.     Closing.......................................17
         SECTION 7.02.     Seller's Closing Obligations..................17
         SECTION 7.03.     Buyer's Closing Obligations...................17

ARTICLE VIII ASSUMPTION AND INDEMNIFICATION..............................17
         SECTION 8.01.     Covered Liabilities...........................17
         SECTION 8.02.     Indemnification by Seller.....................18
         SECTION 8.03.     Third Party Claims............................19

ARTICLE IX MISCELLANEOUS.................................................19
         SECTION 9.01.     Counterparts..................................19
         SECTION 9.02.     Governing Law; Consent to Jurisdiction........20
         SECTION 9.03.     WAIVER OF JURY TRIAL..........................20
         SECTION 9.04.     Entire Agreement..............................21
         SECTION 9.05.     Each Party Pays Own Expenses..................21
         SECTION 9.06.     Notices.......................................21
         SECTION 9.07.     Successors and Assigns........................21
         SECTION 9.08.     Headings......................................23
         SECTION 9.09.     Amendments and Waivers........................23
         SECTION 9.10.     Schedules and Exhibits........................23
         SECTION 9.11.     Interpretation................................23
         SECTION 9.12.     Agreement for the Parties' Benefit Only.......24



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                               TABLE OF CONTENTS
                                  (continued)


                                                                        Page

         SECTION 9.13.     Severability..................................24
         SECTION 9.14.     No Retained Liens.............................24
         SECTION 9.15.     Limitations on Damages........................24
         SECTION 9.16.     Tax Treatment.................................25
         SECTION 9.17.     LIMITATION OF OWNER TRUSTEE LIABILITY.........25



                                    SCHEDULES

Schedule 1          -        Wiring Instructions
Schedule 2          -        Insurance
Schedule 3          -        Disclosures



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                 PRODUCTION PAYMENT PURCHASE AND SALE AGREEMENT

     THIS PRODUCTION PAYMENT PURCHASE AND SALE AGREEMENT (herein referred to as this "Agreement"), dated as of April 18, 2005, by and between Pioneer Natural Resources USA, Inc., a Delaware corporation and Pioneer Natural Resources Properties LP, a Delaware limited partnership (herein, together with their successors and permitted assigns, each individually and collectively referred to as "Seller"), and Wolfcamp Oil and Gas Trust, a Delaware statutory trust (herein, together with its successors and permitted assigns, referred to as "Buyer"),

                                   WITNESSETH:

     WHEREAS, Seller intends to sell to Buyer, and Buyer intends to purchase from Seller, in a single transaction, two Production Payments consisting of term overriding royalty interests carved out of the same mineral properties, upon the terms and subject to the conditions described herein; and

     WHEREAS, the purchase price payable hereunder for the Production Payments takes into account the estimated present value of Buyer's future severance and ad valorem tax obligations in respect of the Production Payments, in consideration of Seller's promise to pay such taxes as they become due in the future; and

     WHEREAS, the performance of each obligation of each Seller hereunder and under the Related Agreements shall be guaranteed by Pioneer Natural Resources Company;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I
                           DEFINITIONS AND REFERENCES

SECTION 1.01.    Definitions.

     Unless the context otherwise requires, each defined term shall be equally applicable both to the singular and the plural forms of the term so defined. When used in this Agreement, the following terms have the following meanings:

     "Action" means any action, claim, suit, arbitration,  inquiry,  proceeding,
investigation,   condemnation   or  audit  by  or  before  any  court  or  other
Governmental Authority or any arbitrator or panel of arbitrators.

     "Affiliate" has the meaning given to such term in the Conveyances.

     "Approved Investment Grade" has the meaning given to such term in Section 9.07.

     "Business" means the ownership, maintenance, development and operation of the Subject Interests and the gathering, delivery, and sale of Hydrocarbons produced therefrom.


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     "Buyer"  means  Wolfcamp  Oil and Gas Trust,  a Delaware  statutory  trust, together with its successors and permitted assigns.

     "Buyer Party" means Buyer, its trustee and trust beneficiaries, its lenders, the Swap Counterparty, and their respective successors and permitted assigns.

     "Cash Purchase Price" has the meaning given to such term in Section 3.01.

     "Closing" means the consummation of the transaction contemplated by Article VII.

     "Closing Date" means (a) April 18, 2005, or (b) such other date as may be mutually agreed to by Seller and Buyer in writing.

     "Conveyance" means either the Oil Conveyance or the Methane Conveyance and "Conveyances" means both.

     "Covered Liabilities" has the meaning given to such term in Section 8.01.

     "Defensible Title" means such title as enables Seller to correctly, accurately and truthfully make the representations in Section 6.3 of each Conveyance.

     "Delivery Points" has the meaning given to such term in the applicable Conveyance.

     "Environmental Laws" means all Laws that relate to (a) the prevention, abatement or elimination of pollution, or the protection of the environment or natural resources, (b) the generation, handling, treatment, storage, disposal, release or transportation of waste materials or hazardous or toxic substances, or (c) the regulation of or exposure to hazardous, toxic or other substances alleged to be harmful, including the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq.; the Federal Water Pollution Control Act (Clean Water Act), 33 U.S.C. ss. 1251, et seq.; the Clean Air Act, 42 U.S.C. ss. 7401, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1471, et seq.; the Toxic Substances Control Act, 15 U.S.C. ss. 2601, et seq.; the Oil Pollution Act, 33 U.S.C. ss. 2701 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. ss. 11001, et seq.; the Safe Drinking Water Act, 42 U.S.C. ss.ss. 300f through 300j; and the Endangered Species Act, 16 U.S.C. ss. 1531, et seq.; and all similar Laws of any Governmental Authority having jurisdiction over the property in question.

     "Gas" has the meaning given to such term in the Methane Conveyance.

     "Governmental Authority" has the meaning given to such term in the Conveyances.

     "Guarantor" means Pioneer, its permitted successors and assigns under the Pioneer Guaranty.

     "Hazardous Materials" means (a) any substance or material that is listed, defined or otherwise designated as a "toxic substance," "hazardous substance" or "hazardous waste" under any Environmental Law, including Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act, (b) any

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radioactive  material,  asbestos or polychlorinated  biphenyls and (c) any other chemical, substance or waste that is regulated under any Environmental Law.

     "Hydrocarbons" means, collectively, Oil and Gas.

     "Imbalance" means, without duplication but excluding each Production Payment, the sum (expressed in barrels of Oil or Mcfs of Gas) of (a) the aggregate make-up, prepaid, or other volumes of Oil or Gas that are attributable to or could burden either Production Payment and that Sellers are obligated as of the Closing Date, on account of prepayment, advance payment, take-or-pay, gas balancing or similar obligations, to deliver from the Subject Interests after the Closing Date and (b), to the extent such obligations burden either Production Payment or Buyer could incur any liability therefor as a result of the transaction contemplated hereby and the same are not covered by clause (a) above, the aggregate pipeline or processing plant imbalances or over deliveries for which Seller is obligated to pay or deliver Hydrocarbons or cash to any pipeline, gatherer, transporter, processor, co-owner, or purchaser in connection with any Hydrocarbons attributable to either Production Payment.

     "Indemnified Parties" has the meaning given to such term in Section 8.02.

     "Initial Reserve Report" means the reserve engineering report prepared by Seller's in-house engineering staff as of December 31, 2004, and delivered by Seller to Buyer prior to and in anticipation of the Closing under a cover letter dated April 15, 2005.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, and any successor thereto, together with all regulations promulgated thereunder.

     The term "knowledge" when used with reference to a particular fact, circumstance or condition: (a) in the case of either Seller, means (i) the actual knowledge of any director or officer of such Seller or any Affiliate of such Seller or (ii) the actual knowledge of any director, officer or employee of either Seller or any Affiliate of such Seller involved in the negotiation of, any analysis or due diligence in connection with this Agreement; and (b) in the case of Buyer, means the actual knowledge of any director, officer or employee of Buyer or any Affiliate of Buyer involved in the negotiation of this Agreement.

     "Law" means any applicable statute, law (including case law), ordinance, regulation, rule, ruling, order, restriction, requirement, writ, injunction, decree, or other official act of or by any Governmental Authority.

     "Marketing Agreement" means either the Oil Marketing Agreement or the Methane Marketing Agreement, and "Marketing Agreements" means both.

     "Methane" has the meaning given to such term in the Methane Conveyance.

     "Methane Conveyance" means the Conveyance of Term Overriding Royalty Interest of even date herewith from Seller to Buyer that is executed and delivered at the Closing, under which the Subject Hydrocarbons are limited to Methane.

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     "Methane  Marketing  Agreement" means the Marketing  Agreement of even date herewith between Pioneer USA and Buyer that is executed and delivered at the Closing with respect to Methane accruing to the Methane Production Payment.

     "Methane Production Payment" means the "Production Payment" as defined in the Methane Conveyance.

     "Month" means the one-month period beginning at 9:00 a.m., Central Time, on the first day of a calendar month and ending at 9:00 a.m., Central Time, on the first day of the following calendar month.

     "Moody's" means Moody's Investors Service, Inc. or any successor to its credit rating business.

     "Net Revenue Interest" has the meaning given to such term in each Conveyance, as applicable.

     "Novation Agreement" means the Novation Confirmation of even date herewith among Buyer, Pioneer USA and the Swap Counterparty that is executed and delivered at the Closing.

     "Oil" has the meaning given to such term in the Oil Conveyance.

     "Oil Conveyance" means the Conveyance of Term Overriding Royalty Interest of even date herewith from Seller to Buyer that is executed and delivered at the Closing, under which the Subject Hydrocarbons are limited to Oil.

     "Oil Marketing Agreement" means the Marketing Agreement of even date herewith between Pioneer USA and Buyer that is executed and delivered at the Closing with respect to Oil accruing to the Oil Production Payment.

     "Oil Production Payment" means the "Production Payment" as defined in the Oil Conveyance.

     "PDNP Reserves" means proved, developed, non-producing reserves of Gas or Oil.

     "PDP Reserves" means proved, developed, producing reserves of Gas or Oil.

     "Permits" means all licenses, permits, certificates, orders, approvals, franchises, exemptions, variances, waivers and authorizations of any Governmental Authority, including applications therefor, necessary or required to own and operate (to the extent operated by either Seller) the Subject Interests and conduct the Business (including those required by Environmental
Laws).

     "Permitted Encumbrances" has the meaning given to such term in each Conveyance, as applicable.

     "Person"  means  any  Governmental  Authority  or  any  individual,   firm,
partnership, corporation, joint venture, trust, unincorporated organization, or other entity or organization.


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     "Petroleum  Engineer" means Netherland,  Sewell & Associates,  Inc. and any other nationally recognized reserve engineering firm that audits Sellers' oil and gas reserves for Securities and Exchange Commission reporting purposes.

     "Pioneer" means Pioneer Natural Resources Company.

     "Pioneer Guaranty" means the Guaranty of even date herewith from Pioneer to Buyer that is executed and delivered at the Closing.

     "Pioneer LP" means Pioneer Natural Resources Properties LP, a Delaware limited partnership.

     "Pioneer USA" means Pioneer Natural Resources USA, Inc., a Delaware corporation.

     "Preference Right" means any right or agreement that enables or may enable any Person to purchase or acquire any Subject Interest or any interest therein or portion thereof as a result of the conveyance, sale, assignment, mortgage or other transfer of either Production Payment or any interest therein or portion thereof.

     "Production Payment" means either the Oil Production Payment or the Methane Production Payment, and "Production Payments" means both.

     "Production Payment Documents" means this Agreement and the Related Agreements.

     "Production Payment Hydrocarbons" has the meaning given to such term in the applicable Conveyance.

     "Production Purchaser" and "Production Sales Contract" have the meanings given to such terms in the applicable Marketing Agreement.

     "PUD Reserves" means proved, undeveloped reserves of Gas or Oil.

     "Related Agreements" means the Conveyances, the Marketing Agreements, the Pioneer Guaranty and the Novation Agreement.

     "S&P" means Standard and Poor's, a division of the McGraw-Hill Companies, or any successor to its credit rating business.

     "Scheduled Quantity" has the meaning given to such term in the applicable Conveyance.

     "Seller" refers collectively to Pioneer Natural Resources USA, Inc., Pioneer Natural Resources Properties LP, and their respective successors and permitted assigns. As used herein, terms such as "each Seller", "any Seller", "either Seller", "neither Seller", and "such Seller" refer to the various individual Persons that collectively make up "Seller".

     "Subject Hydrocarbons" has the meaning given to such term in the applicable Conveyance.

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     "Subject  Interests"  has the meaning given to such term in the  applicable
Conveyance.

     "Subject Wells" has the meaning given to such term in the applicable Conveyance.

     "Swap Counterparty" means Barclays Bank PLC.

     "Taxes" has the meaning given to such term in the applicable Conveyance.

     "Title Failure" means a breach of any of Seller's representations and warranties in Section 6.3 of the applicable Conveyance shall have occurred.

     "Transfer Requirement" means any consent, approval, authorization or permit of, or filing with or notification to, any Person which must be obtained, made or complied with for or in connection with the conveyance of either Production Payment or any portion thereof in order (a) for such conveyance to be effective,
(b) to prevent any termination, cancellation, default, acceleration, or change in terms (or any right thereof from arising) under any terms, conditions, or provisions of any Subject Interest (or of any agreement, instrument, or obligation relating to or burdening any Subject Interest) as a result of such conveyance, or (c) to prevent the creation or imposition of any lien, charge, penalty, restriction, security interest or encumbrance on or with respect to either Production Payment or the Subject Interests as a result of such conveyance; provided, however, that a Preference Right shall not be a Transfer Requirement.

     "Unqualified Foreign Assignee" means any Person that is organized under the Laws of a jurisdiction other than the United States, any State thereof, or the District of Columbia, unless such Person (a) is exempt from withholding tax under applicable federal and state Laws of the United States (including any treaty entered into by the United States) with respect to the interest component of the Production Payments for United States federal and state income tax purposes, and (b) has, at the time or times prescribed by applicable law or reasonably requested by Seller, delivered to Seller such properly completed and executed documentation prescribed by applicable Law as will relieve Seller from any obligation to withhold and pay taxes to the United States or any state thereof.

SECTION 1.02.    References, Gender, Number.

     All references in this Agreement to an "Article," "Section," "Subsection," "Exhibit," or "Schedule" shall be to the specified Article, Section, or Subsection of, or the specified Exhibit or Schedule to, this Agreement, unless the context requires otherwise. Unless the context otherwise requires, the words "this Agreement," "hereof," "hereunder," "herein," and "hereby" and words of similar import shall refer to this Agreement as a whole and not to a particular Article, Section, Subsection, clause, or other subdivision hereof. Whenever the context requires, the words used herein shall include the masculine, feminine, and neuter gender, and the singular and the plural. Defined terms used herein not defined herein shall have the meaning provided in the Conveyances.


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                                   ARTICLE II
                                SALE AND PURCHASE

     On the terms and conditions of this Agreement, Seller agrees to sell and convey to Buyer, and Buyer agrees to purchase from Seller, both of the Production Payments.

                                  ARTICLE III
                            CONSIDERATION AND PAYMENT

SECTION 3.01.    Consideration and Purchase Price.

     In consideration for and concurrently with the sale and conveyance of both of the Production Payments to Buyer, Buyer shall (a) enter into the Novation Agreement in order to assume the liabilities and duties (and acquire the rights) of Pioneer USA under the hedging transactions described therein, and (b) pay to Seller in accordance with the terms hereof the aggregate sum of $300,402,967.44 (herein referred to as the "Cash Purchase Price"). Each Seller acknowledges and agrees that the foregoing consideration constitutes full payment to such Seller of reasonably equivalent value for the portions of the Production Payments sold by such Seller to Buyer pursuant to this Agreement.

SECTION 3.02.    Payment Instructions.

     At the Closing, Buyer shall wire transfer the Purchase Price in immediately available funds to Seller, as directed in Schedule 1.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

SECTION 4.01.    Representations and Warranties of Seller.

     Pioneer USA and Pioneer LP jointly and severally represent and warrant to Buyer as of the date hereof and as of the Closing Date as follows:

     A. Organization and Qualification. Pioneer USA is a corporation duly formed, validly existing, and in good standing under the Laws of the State of Delaware. Pioneer LP is a limited partnership duly formed, validly existing, and in good standing under the Laws of the State of Delaware. Each Seller has the requisite legal power to carry on its business as it is now being conducted. Each Seller is duly qualified to do business, and is in good standing, as applicable, in each jurisdiction in which it owns any Subject Interests.

     B. Authority. Each Seller has all requisite legal power and authority to execute, deliver and perform its obligations under this Agreement and each of the Related Agreements to which it is a party. The execution, delivery and performance of this Agreement and each of the Related Agreements to which such Seller is a party and the transactions contemplated hereby or thereby have been duly and validly authorized by all requisite action on the part of each Seller.

     C. Enforceability. This Agreement constitutes, and upon execution and delivery by each Seller of each of the Related Agreements to which it is a party, each of such Related Agreements will constitute, a valid and binding


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agreement of such Seller,  enforceable in accordance with its terms,  subject to
(i) applicable bankruptcy, insolvency, reorganization, moratorium, and other similar Laws of general application with respect to creditors and (ii) general principles of equity. Upon execution and delivery by each Seller of each Conveyance and Buyer's payment of the Purchase Price, each Conveyance will constitute the legal, valid and binding conveyance of the applicable Production Payment out of the Subject Interests and each Production Payment will constitute an interest in real property under applicable state laws owned by Buyer (and not by either Seller) and a "production payment" as defined in Section 101(42A) of the Bankruptcy Code and referred to in Section 541(b)(4)(B) of the Bankruptcy Code.

     D. No Conflict or Violation. Neither the execution and delivery of this Agreement or the Related Agreements nor the consummation of the transactions and performance of the terms and conditions contemplated hereby or thereby by either Seller or Guarantor will (i) conflict with or result in any breach of any provision of the articles of incorporation or bylaws, limited partnership agreement (or other similar governing documents) of either Seller or Guarantor, as applicable; (ii) conflict in any material respect with, or be rendered void or ineffective in any way that adversely affects the value of either Production Payment by, any agreement, instrument, or obligation to which either Seller or Guarantor is a party or to which either Seller, Guarantor or the Subject Interests are subject; (iii) subject to the limitations contained in Section 4.01C, violate or be rendered void or ineffective under any Law; or (iv) violate any provision of the Public Utility Holding Company Act of 1935 ("PUHCA"), the Natural Gas Act of 1935 ("NGA"), the Natural Gas Policy Act of 1978 ("NGPA") or any of the regulations promulgated under PUHCA, NGA or NGPA.

     E. Consents. Except as disclosed in Schedule 3, no consent, approval, authorization, or permit of, or filing with or notification to, any Person which, if not obtained or made, would be likely to adversely affect the value of either Production Payment or would be likely to adversely affect in any material respect the use or operation of the Subject Interests or would be likely to interfere in any material respect with the transactions contemplated by this Agreement or the Related Agreements, is required (i) for or in connection with the execution and delivery of this Agreement or any Related Agreement by either Seller or by Guarantor or for or in connection with the consummation of the transactions and performance of the terms and conditions contemplated hereby or thereby by either Seller or Guarantor, (ii) in order to prevent any change in terms, termination, cancellation, default, or acceleration (or any right thereof from arising) under the terms, conditions, or provisions of any Subject Interest (or of any agreement, instrument, or obligation relating to or burdening any Subject Interest) as a result of such execution, delivery, consummation, or performance, or (iii) in order to prevent the creation or imposition of any lien, charge, penalty, restriction, security interest, or encumbrance on or with respect to any Subject Interest or either Production Payment as a result of such execution, delivery, consummation, or performance.

     F.  Preference  Rights and  Transfer  Requirements.  Except as disclosed in
Schedule 3, the Subject Interests and the Production Payments are not and will not be subject to, and neither Seller nor any Affiliate of either Seller is bound by, any Preference Rights or Transfer Requirements which relate to the conveyance of either Production Payment to Buyer and which, if not waived or satisfied, would be likely to adversely affect the value of either Production


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Payment  (after taking into account  Buyer's  rights and remedies  under Section
5.04) or would be likely to adversely affect in any material respect the use or operation of the Subject Interests or would be likely to interfere in any material respect with the transactions contemplated by this Agreement or the Related Agreements.

     G. Actions; Orders. Except as disclosed in Schedule 3: (i) there are no Actions pending or, to the knowledge of either Seller, threatened which would be likely to adversely affect the value of either Production Payment or would be likely to adversely affect in any material respect the use or operation of the Subject Interests or would be likely to interfere in any material respect with the transactions contemplated by this Agreement or the Related Agreements, and
(ii) there is no judgment or outstanding order, injunction, decree, or award rendered by any Governmental Authority, arbitrator or panel of arbitrators against either Seller or the Subject Interests which would be likely to adversely affect the value of either Production Payment or would be likely to adversely affect in any material respect the use or operation of the Subject Interests or would be likely to interfere in any material respect with the transactions contemplated by this Agreement or the Related Agreements.

     H. Compliance With Laws. Except as disclosed in Schedule 3: (i) the Subject Interests and the Business are in compliance in all material respects with all Laws, (ii) neither Seller has received any notice of any violation or alleged violation (or of any fact or circumstance which with notice or the passage of time or both would constitute a violation) of any Law applicable to the Business or the Subject Interests that would be likely to adversely affect the value of either Production Payment or would be likely to adversely affect in any material respect the use or operation of the Subject Interests or would be likely to interfere in any material respect with the transactions contemplated by this Agreement or the Related Agreements, and (iii) neither Seller nor, to the knowledge of either Seller, any prior operator of the Subject Interests has entered into any currently existing compliance or remediation agreements with any Governmental Authority or filed any currently effective compliance or remediation plans with any Governmental Authority which would be likely to adversely affect the value of either Production Payment or would be likely to adversely affect in any material respect the use or operation of the Subject Interests or would be likely to interfere in any material respect with the transactions contemplated by this Agreement or the Related Agreements.

     I. Permits; Filings. Each Seller holds all material Permits. Except as disclosed in Schedule 3, to either Seller's knowledge: (i) such Permits are in full force and effect and all fees and charges relating thereto have been paid,
(ii) each Seller has in all material respects and in a timely manner complied with, and operated the Subject Interests and the Business (to the extent either Seller is the operator thereof) in accordance with, the conditions and provisions of all such Permits, and (iii) no notices of violation have been received by either Seller or any Affiliate of Sellers and no proceedings are pending or threatened that present a material probability of resulting in any modification, revocation, termination, or suspension of any such Permit or of requiring any material corrective or remediation action with respect thereto. To the extent required and to the knowledge of each such Seller, all applications for renewal of such Permits have been timely filed.

     J. Compliance With Contracts and Leases. Except as disclosed in Schedule 3, with respect to all material contracts, agreements, leases, and arrangements which are included in the Subject Interests or by which any of the Subject

Interests is bound: (i) to each Seller's knowledge, such material contracts, agreements, leases, and arrangements are in full force and effect; (ii) to each Seller's knowledge there are no material violations or breaches thereof and no existing facts or circumstances which upon notice or the passage of time or both will constitute a material violation or breach thereof; (iii) no notice of the exercise or attempted exercise of premature termination, price reduction, market-out, or material curtailment has been received by either Seller or any Affiliate of either Seller with respect thereto; (iv) no notice has been received by either Seller or any Affiliate of either Seller that any party thereto intends not to honor its obligations thereunder; and (v) neither Seller is participating in any discussions or negotiations regarding modification thereof that would be likely to adversely affect the value of either Production Payment or would be likely to adversely affect in any material respect the use or operation of the Subject Interests or would be likely to interfere in any material respect with the transactions contemplated by this Agreement or the Related Agreements.

     K. Brokerage Fees and Commissions. Neither Seller nor any Affiliate of either Seller has incurred any obligation or entered into any agreement for any investment banking, brokerage, or finder's fee or commission in respect of the transactions contemplated by this Agreement or the Related Agreements for which Buyer shall incur any liability.

     L. Imbalances. Schedule 3 lists all material Imbalances existing as of the dates shown on such Schedule, and such Imbalances have not increased materially since such dates.

     M. Taxes. Each Seller has, to its knowledge, timely paid all Taxes levied against the Subject Interests, or the production attributable thereto, which are currently due and payable as required by Law, except for any such Taxes that are being contested in good faith by appropriate proceedings.

     N. Initial Reserve Report. Without limiting any of either Seller's obligations under the Related Agreements, neither Seller makes any warranty or representation as to quantity, quality, or recoverability of the Hydrocarbon reserves attributable to the Subject Interests, except that each Seller warrants and represents that (i) Pioneer and its subsidiaries maintain a database for use in valuing their PDP Reserves, PDNP Reserves and PUD Reserves, which database is audited by the Petroleum Engineer in connection with Pioneer's annual financial statements, (ii) the production history data and data on operating history that Pioneer and its subsidiaries include in such database with respect to the Subject Interests and provide to the Petroleum Engineer as part of such audit are true and correct in all material respects, and in providing the same Pioneer and its subsidiaries did not omit any material information known to them that is necessary to make such data not misleading in the context in which so provided,
(iii) the Initial Reserve Report is derived from such database and is consistent with the conclusions of the Petroleum Engineer in its audit, (iv) the aggregated net revenue interests included in the Initial Reserve Report with respect to the Subject Interests as a whole correctly represent in all material respects Sellers' Net Revenue Interests in the various Subject Interests, taking into account on an aggregate basis any reductions in Sellers' interests due to either Seller's failure to consent to proposed operations and any anticipated future reductions in either Seller's interests due to the achievement of payouts and similar events, (v) to each Seller's knowledge, substantially all Subject Wells which were taken into account in the Initial Reserve Report were, and continue to be, producing, (vi) all such Subject Wells are included in or covered by the Property Exhibit attached to the Conveyance, and (vii) the Initial Reserve

Report does not cover any PDP Reserves, PDNP Reserves or PUD Reserves other than the PDP Reserves, PDNP Reserves and PUD Reserves attributable to the Subject Interests.

     O. Environmental Matters.

        (1) The Subject Interests, and the operation of the Business are, and, to the knowledge of each Seller, at all times have been, in material compliance with all applicable Environmental Laws, other than past violations that have been settled or corrected and remediated in all material respects and for which no material obligations remain outstanding except those being performed in the ordinary course of business.

        (2) To the knowledge of Seller, (i) neither Seller nor the Subject Interests are subject to any consent decree, compliance order, or administrative order issued pursuant to applicable Environmental Laws, and (ii) except for routine matters, Seller has not received any currently pending written request for information, notice of violation, demand letter, administrative inquiry, complaint or claim from any Governmental Authority pursuant to any Environmental Law with respect to the Subject Interests.

        (3) To the knowledge of each Seller, the Subject Interests are not subject to any liens recorded by any Governmental Authority under applicable Environmental Laws.

     P. Title. Each Seller's representations and warranties in Section 6.3 of each Conveyance are true and correct. Upon production thereof, and also upon delivery thereof at the Delivery Points, Buyer will have good title to the Production Payment Hydrocarbons, free from any rights of third parties to take title thereto, subject only to any applicable Permitted Encumbrances. In the event Working Interest Owner delivers any Gas to Royalty Owner at the Delivery Points other than Production Payment Hydrocarbons (such as deliveries contemplated under Section 2.1(b) of the Methane Conveyance in connection with bypassing a Processing Plant), Buyer will have good title to all such Gas so delivered to Buyer.

     Q. Subject Wells. All currently existing producing wells attributable to the Subject Interests have been drilled and completed within the limits permitted by lease, contract, pooling, or unit agreement and by Law. To the knowledge of each Seller, all drilling and completion of such wells and all related development and operations have been conducted in material compliance with all Laws and in accordance with industry standards. Except as disclosed in
Schedule 3, to the knowledge of each Seller, no such well is subject to penalties on allowables after the Closing Date because of any overproduction or any other violation of Law.

     R. Status of Seller. Neither Seller is a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code). Neither Seller is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, nor is either Seller otherwise subject to regulation under or the restrictions of such act. Neither Seller nor the Guarantor is a "public utility company" or a "public utility holding company" or a subsidiary of a "public utility holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     S. Condition of Subject Interests. The machinery, equipment, tangible personal property, fixtures and improvements used in connection with the Subject Interests or used to process the Subject Hydrocarbons or transport them to the Delivery Points (whether owned by either Seller or by a third party operator) are adequate (except for ordinary repairs, replacement and maintenance) to produce the net projected production of PDP Reserves as estimated in the Initial Reserve Report.

     T. Information True. No information, statement, or certificate with respect to the Subject Interests furnished by either Seller or Guarantor or any representative, employee, or consultant of either Seller or Guarantor pursuant hereto or in connection with the transactions contemplated hereby and by the Related Agreements, when taken as a whole with all other information provided to Buyer, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein under the circumstances in which they are made not misleading. Neither Seller has knowledge of any fact that has not been disclosed to Buyer which would be likely to adversely affect the value of either Production Payment or would be likely to adversely affect in any material respect the use or operation of the Subject Interests or would be likely to interfere in any material respect with the transactions contemplated by this Agreement or the Related Agreements. The engineering information with respect to the Subject Interests supplied to Buyer by or on behalf of Sellers is consistent with the Initial Reserve Report.

     U. Bankruptcy. There are no bankruptcy, reorganization, assignment for the benefit of creditors or arrangement proceedings pending against, being contemplated by, or, to the knowledge of either Seller, threatened against either Seller or Guarantor or any of their respective subsidiaries.

     V.  Dedicated  Contracts and Refund  Obligations.  Other than  contracts on
Schedule 3 of this Agreement and other Permitted Encumbrances, no Subject Interest is dedicated or otherwise subject to any contract (other than a contract to which Buyer is a party or a Production Sale Contract approved by Buyer under a Marketing Agreement) for the sale or transportation of Subject Hydrocarbons that would bind Buyer as the owner of such Subject Hydrocarbons. Neither Seller nor, to the knowledge of either Seller, any of their predecessors in title, has received prepayments (including payments for Oil or Gas not taken pursuant to "take or pay" or similar contracts) for any Oil or Gas to be produced from the Subject Interests after the Closing Date. Neither Seller is, and Buyer as its successor will not be, subject to any kind of refund obligation (other than Imbalances as addressed above) with respect to Oil or Gas produced from the Subject Interests prior to the Closing Date.

     W. No Material Adverse Change. From December 31, 2004, to the Closing Date, there has not been any material adverse change (other than normal production, fluctuations in the market prices for Gas and Oil generally, or changes that have otherwise been disclosed to Buyer in Schedule 3 hereto) in the Subject Interests taken as a whole, or to the ability of either Seller or Guarantor to perform their respective obligations under the Related Agreements taken as a whole.

     X. Guarantor. Guarantor is rated BBB- by S&P and Baa3 by Moody's.

     Y. Insurance. Seller has in full force and effect insurance of the type and in the amounts set forth in Schedule 2.

SECTION 4.02.    Representations and Warranties of Buyer.

     Buyer represents and warrants to Seller as follows as of the date hereof and as of the Closing Date:

     A. Organization, Power and Authorization. Buyer is a statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has all requisite power and authority to execute and deliver this Agreement and each of the Related Agreements to which it is a party and to perform its obligations under this Agreement and each of the Related Agreements to which it is a party. The execution, delivery and performance by Buyer of this Agreement and the Related Agreements to which it is a party, and of the transactions described herein and therein, have been duly and validly authorized by all necessary action on the part of Buyer. Buyer is a "United States person" within the meaning of Section 7701 of the Internal Revenue Code.

     B. Purchase for Own Account. Buyer is acquiring the Production Payments for its own account and not with any intention to transfer all or any part of either Production Payment to others in violation of the Securities Act of 1933, as amended, or any other applicable securities laws.

     C. No Conflicts or Unobtained Consents. Neither the execution and delivery of this Agreement or the Related Agreements to which Buyer is a party nor the consummation of the transactions and performance of the terms and conditions contemplated hereby or thereby by Buyer will (i) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws (or other similar governing documents) of Buyer, or (ii) conflict with or be rendered void or ineffective by or under the terms, conditions, or provisions of any mortgage, agreement, instrument, or obligation to which Buyer is a party or is subject. No consent, approval, authorization or permit of, or filing with or notification to, any Person, that has not heretofore been obtained, made, or given is required for or in connection with the execution and delivery of this Agreement or any Related Agreement by Buyer or for or in connection with the consummation of the transactions and performance of the terms and conditions contemplated hereby or thereby by Buyer

     D. Enforceability. This Agreement constitutes, and upon execution and delivery thereof by Buyer each of the Related Agreements to which Buyer is a party will constitute, the legal, valid and binding agreement of Buyer enforceable against Buyer in accordance with its terms, subject, however, to bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and to general principles of equity.

     E. Actions; Orders. (i) There are no Actions pending or, to the knowledge of Buyer, threatened which relate to the transactions contemplated by this Agreement or the Related Agreements and (ii) there is no judgment or outstanding order, injunction, decree, or award rendered by any Governmental Authority by which Buyer or any Affiliate of Buyer is bound that would be likely to adversely affect the transactions contemplated by this Agreement or the Related Agreements.

     F. Brokerage Fees and Commissions. Neither Buyer nor any Affiliate of Buyer has incurred any obligation or entered into any agreement for any investment banking, brokerage, or finder's fee or commission in respect of the transactions contemplated by this Agreement or the Related Agreements for which either Seller shall incur any liability.

                                   ARTICLE V
                          COVENANTS OF SELLER AND BUYER

SECTION 5.01.    Confidentiality and Public Announcements.

     Section 8.10 of each Conveyance sets out the obligations of the parties hereto with respect to certain confidential information, and each party hereto shall, as provided in Section 8.10 of each Conveyance, hold in confidence any confidential information it has obtained from another party hereto. The parties acknowledge and agree, however, that such obligations shall not restrict Buyer, Seller or Guarantor from filing this Agreement or the Related Agreements with the Securities Exchange Commission or any other Governmental Authority or any governmental department or agency in the United Kingdom or from describing this Agreement, the Related Agreements, or the transactions contemplated herein or therein in any press release or other public statement or any earnings or analyst conference calls. Section 8.10 of each Conveyance and Section 9.15 hereof shall not be deemed to prevent the filing and recording of the Conveyances or any mortgage, financing statement or similar agreement by any lender (or trustee or agent on any lender's behalf) to Buyer in the public deed records. Buyer's lenders and their Affiliates may also, at their own expense, publish customary "tombstone" announcements in such publications as they deem appropriate following the Closing Date, and the parties hereto and their respective counsel may from time to time refer to such "tombstones" and repeat the content thereof to third parties.

SECTION 5.02.    Survival Past Closing.

     All of the representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing and the delivery of the Conveyances and continue until the termination of each Production Payment as provided in the applicable Conveyance.

SECTION 5.03.    Reasonable Cooperation.

     From and after the date hereof, Seller and its Affiliates shall reasonably cooperate with Buyer and its counsel in connection with the offering and sale of loans, certificates of ownership interest, or other instruments secured by, payable from or representing ownership interests in the Production Payments (such instruments in this section called the "VPP Instruments"), provided, however, that such reasonable cooperation shall be at Buyer's expense and shall be limited to the following: (i) providing non-confidential information available to Seller that Buyer reasonably deems necessary in connection with the offering and sale of VPP Instruments; and (ii) making available to Buyer's lenders, financiers and rating agencies such officers and engineers as Buyer may reasonably request in order to assist Buyer in any such financing or securitization.

SECTION 5.04.    Preference Rights.

     If after the Closing, a third party properly and lawfully exercises a Preference Right to purchase either Production Payment or any portion thereof (whether or not such purchase is as a part of a purchase of any Subject Interest or any portion thereof), then Buyer will reconvey such Production Payment or such portion thereof to Seller in order that Seller may make the necessary conveyance to such third party purchaser, and Seller and Buyer shall amend the applicable Conveyance (including the Scheduled Quantities listed therein) accordingly. The consideration payable by such third party purchaser upon the exercise of such preferential right shall be paid over by Seller to Buyer in consideration of Buyer's reconveyance. Since the entire purchase price paid hereunder by Buyer for both Production Payments consists of both the Cash Purchase Price and Buyer's assumption of certain hedging contracts with Swap Counterparty pursuant to the Novation Agreement, Seller and Buyer shall together decide whether to request Swap Counterparty to permit such third party purchaser, as part of its purchase price, to assume a proportionate portion of the liabilities under such hedging contracts or whether to calculate the value of such liabilities as a component of the cash purchase price to be paid by such third party purchaser. Seller will also indemnify and hold harmless Buyer for any losses and expenses suffered by Buyer as the result of the exercise of any such preferential right to purchase, to the extent not compensated by the payment to Buyer of the consideration paid by such third party purchaser.

                                   ARTICLE VI
                               CLOSING CONDITIONS

SECTION 6.01.    Seller's Closing Conditions.

     The obligation of Seller to consummate the transactions contemplated hereby is subject, at the option of Seller, to the satisfaction on or prior to the Closing Date of all of the following conditions:

     A. Representations, Warranties, and Covenants. The representations and warranties of Buyer contained in this Agreement shall have been true and correct when made on and as of the date of this Agreement, and the covenants and agreements of Buyer to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed.

     B. Certificate. Seller shall have received a certificate dated as of the Closing Date, executed by Buyer, to the effect that the conditions set forth in Subsection A of this Section 6.01 have been satisfied.

     C. Related Agreements. Buyer shall have executed and delivered each of the Related Agreements other than the Pioneer Guaranty.

SECTION 6.02.    Buyer's Closing Conditions.

     The obligation of Buyer to consummate the transactions contemplated hereby is subject, at the option of Buyer, to the satisfaction on or prior to the Closing Date of all of the following conditions:

     A. Representations, Warranties, and Covenants. The representations and warranties of Seller contained in this Agreement and of Guarantor contained in the Pioneer Guaranty shall have been true and correct when made on and as of the date of this Agreement, and the covenants and agreements of Seller to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed. There shall have been no fraud committed by the either Seller or Guarantor in connection with inducing Buyer to enter into this Agreement or the Related Agreements.

     B. Officer's Certificate. Buyer shall have received a certificate dated as of the Closing Date, executed by a duly authorized officer of each Seller, to the effect that to such officer's knowledge the conditions set forth in Subsection A of this Section 6.02 have been satisfied.

     C. Related Agreements. Each Seller shall have executed and delivered the Conveyances, Pioneer USA shall have executed and delivered the Marketing Agreements and the Novation Agreement, and Pioneer shall have executed and delivered to Buyer the Pioneer Guaranty.

     D. Opinion of Counsel. Seller shall have delivered to Buyer written opinions, dated the Closing Date, of W. Marc Dingler IV, Senior Attorney, counsel to Seller and Guarantor, and of Thompson & Knight LLP, special counsel to Seller, in forms that are satisfactory to Buyer.

     E. Production Sales Contract. Buyer shall have received copies of the executed initial Production Sales Contract referred to in Section 2 of either Marketing Agreement.

     F. Organizational Documents; Incumbency. Buyer shall have received:

        (1) copies of the articles or certificates of incorporation of Pioneer USA and the partnership agreement of Pioneer LP and Guarantor, in each case certified as of a recent date by an appropriate officer of the such Person, each
such   certificate   dated  the  Closing  Date;

        (2) signature and incumbency certificates of the officers of each Seller and Guarantor executing this Agreement and the Related Agreements;

        (3) resolutions of the board of directors or similar governing body of each Seller and Guarantor approving and authorizing the execution, delivery and performance of this Agreement and the Related Agreements, as applicable, certified as of the Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; and

        (4) a good standing certificate from the applicable Governmental Authority of each Seller's and Guarantor's jurisdiction of incorporation, and each jurisdiction in which such Seller owns S ubject Interests, each dated a recent date prior to the Closing Date.

     G. Insurance. Buyer shall have received a certificate from Sellers' insurance broker confirming in reasonable detail that the insurance described in
Schedule 2 is in force.

                                  ARTICLE VII
                                     CLOSING

SECTION 7.01.    Closing.

     The Closing shall be held on the Closing Date at 10:00 a.m., Dallas time, at the offices of Seller's counsel in Dallas, Texas, or at such other time or place as Seller and Buyer may otherwise agree. Each of Seller and Buyer is obligated to the other to proceed to Closing, to satisfy the conditions to the other's consummation of the transactions contemplated hereby that are set out in
Article VI hereof, and to deliver the documents (and funds, in the case of Buyer) that are described in the remainder of this Article VII.

SECTION 7.02.    Seller's Closing Obligations.

     At Closing, each Seller shall execute and deliver, or cause to be executed and delivered, to Buyer the following, against delivery of the Purchase Price:

     A. Related Agreements. The Related Agreements;

     B. Officer's  Certificate.  The  certificate of such Seller  referred to in
Section 6.02B;

     C. Legal Opinions. The legal opinions referred to in Section 6.02D;

     D. Sale  Contract.  The Production  Sales  Contract  referred to in Section
6.02E;

     E. Corporate Certificates. The various certificates referred to in Section 6.02F; and

     F. Insurance Certificate. The Insurance Certificate referred to in Section 6.02G.

SECTION 7.03.    Buyer's Closing Obligations.

         At Closing, Buyer shall deliver, or cause to be delivered the Purchase Price in immediately available funds to Seller in the manner provided in Section 3.02, and execute and deliver, or cause to be executed and delivered, to Seller the following:

     A. Related Agreements. The Related Agreements (other than the Pioneer Guaranty); and

     B. Certificate. The certificate of Buyer referred to in Section 6.01B.

                                  ARTICLE VIII
                         ASSUMPTION AND INDEMNIFICATION

SECTION 8.01.    Covered Liabilities.

     As used herein, "Covered Liabilities" means:

         (1) any and all liabilities, losses, costs, damages, penalties or fines suffered by any Buyer Party as a result of either Seller's or Guarantor's breach of any of its respective representations, warranties, covenants or obligations under this Agreement or any of the Related Agreements, including, without limitation, all of each Seller's obligations under Article VI of either Conveyance, and including, without limitation, any Title Failure,

         (2) any and all liabilities, losses, costs, damages, penalties or fines suffered by an Indemnified Party as a result of (i) any injury to persons or property or similar tort arising from or involving activities on the Subject Lands or relating to the Subject Hydrocarbons, (ii) any violation on the Subject Lands (or in connection with oil and gas operations or ancillary activities relating to the Subject Hydrocarbons) of any Environmental Law or any other Law or legal duty relating to public health or safety or the production or conservation of Hydrocarbons or natural resources, (iii) the breach of any duty imposed under any such Law, or under any Lease or Permitted Encumbrance, relating to oil and gas operations and ancillary activities (including environmental remediation) on the Subject Lands or relating to the Subject Hydrocarbons, (iv) the delivery to or receipt by Buyer or a designee of Buyer of any Hydrocarbons produced from or attributable to the Subject Interests (including any claim relating to the quality or handling thereof) or (v) oil and gas operations and ancillary activities on or involving the Subject Lands or relating to the Subject Hydrocarbons, in each case regardless of whether the foregoing arise under, out of, or in connection with any Action or any claim therein, any order or decree of any Governmental Authority, or any arbitrator's award;

         (3) any and all liabilities, losses, costs, damages, penalties or fines suffered by any Buyer Party (or any successor owners of the Production Payment) as a result of any Action set forth on Schedule 3, and

         (4) all reasonable costs and expenses of any Indemnified Party in investigating or defending against any claims for such alleged damages, costs, losses, liabilities, penalties or fines (including, without limitation, any reasonable attorneys' fees).

SECTION 8.02.    Indemnification by Seller.

     Buyer will be the purchaser of overriding royalty interests in the Subject Interests and Buyer will not own any rights to conduct or direct operations thereon or any tangible property interest therein or any equipment located thereon, all such rights, tangible property interests and equipment being retained by either Seller. Buyer will not be responsible for the operation or condition of any such property.

     FROM AND AFTER THE CLOSING DATE, EACH SELLER SHALL JOINTLY AND SEVERALLY INDEMNIFY AND HOLD HARMLESS EACH BUYER PARTY, THEIR PRESENT AND FORMER DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS, AND EACH OF THE HEIRS, EXECUTORS, SUCCESSORS, AND ASSIGNS OF ANY OF THE FOREGOING (COLLECTIVELY HEREIN REFERRED TO AS THE "INDEMNIFIED PARTIES") FROM AND AGAINST ANY AND ALL COVERED LIABILITIES. THE FOREGOING INDEMNITY SHALL APPLY WHETHER OR NOT THE COVERED LIABILITIES ARISE OUT OF THE SOLE, JOINT OR CONCURRENT NEGLIGENCE, FAULT OR STRICT LIABILITY OF

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



ANY INDEMNIFIED PARTY OR ANY OTHER PERSON INDEMNIFIED HEREUNDER AND APPLIES, WITHOUT LIMITATION, TO ANY COVERED LIABILITY IMPOSED UPON ANY INDEMNIFIED PARTY AS A RESULT OF ANY LAW, THEORY OF STRICT LIABILITY OR OTHERWISE, EXCEPT TO THE EXTENT CAUSED BY AN INDEMNIFIED PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

SECTION 8.03.    Third Party Claims.

     If a claim by a third party is made against an Indemnified Party and if such Indemnified Party intends to seek indemnity with respect thereto under this
Article VIII, such Indemnified Party shall promptly notify Pioneer USA of such claim. Pioneer USA shall have thirty (30) days after receipt of such notice to undertake, conduct, and control, through counsel of its own choosing and at its own expense, the settlement or defense thereof, and the Indemnified Party shall cooperate with it in connection therewith; provided that Pioneer USA shall permit the Indemnified Party to participate in such settlement or defense through counsel chosen by such Indemnified Party at the expense of such Indemnified Party and further provided that, to the extent that the Indemnified Party reasonably appears to have defenses available to it that are different from or additional to those available to either Seller, the assertion of such different or additional defenses by such counsel shall be at the expense of Seller. So long as Seller, at its own cost and expense, (a) has within such thirty (30) days undertaken the defense of, and assumed full responsibility for all Covered Liabilities with respect to, such claim, (b) is reasonably contesting such claim in good faith by appropriate proceedings, and (c) has taken such action (including the posting of a bond, deposit, or other security) as may be necessary to prevent any action to foreclose a lien against or attachment of the property of the Indemnified Party for payment of such claim, the Indemnified Party shall not pay or settle any such claim. Notwithstanding compliance by Seller with the preceding sentence, the Indemnified Party shall have the right to pay or settle any such claim - if such claim can be settled by the payment of money damages only - provided that, if Seller is in material compliance with the preceding sentence at the time of such payment or settlement by the Indemnified Party then in such event the Indemnified Party shall waive any right to indemnity therefor by Seller for such claim. If, within thirty (30) days after the receipt of the Indemnified Party's notice of a claim of indemnity hereunder, Pioneer USA does not notify Buyer or the Indemnified Party that Seller elects, at its cost and expense, to undertake the defense thereof and assume full responsibility for all Covered Liabilities with respect thereto, or gives such notice and thereafter fails to diligently contest such claim in good faith by appropriate proceedings or to prevent action against the Indemnified Party or to foreclose a lien against or attachment of the Indemnified Party's property as contemplated above, the Indemnified Party shall have the right to contest, settle, or compromise the claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement.

                                   ARTICLE IX
                                  MISCELLANEOUS

SECTION 9.01.    Counterparts.

     This Agreement may be executed in one or more counterparts and by separate parties on separate counterparts, all of which shall be considered one and the

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


same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

SECTION 9.02.    Governing Law; Consent to Jurisdiction.

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAW RULES OR PRINCIPLES THEREOF THAT WOULD DIRECT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

     EACH OF SELLER AND BUYER HEREBY IRREVOCABLY SUBMITS ITSELF TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN DALLAS COUNTY, TEXAS AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT BY ANY MEANS ALLOWED UNDER TEXAS OR FEDERAL LAW. EACH OF SELLER AND BUYER HEREBY WAIVES AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, THAT ANY PROCEEDING IN SUCH VENUES ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE THEREOF IS IMPROPER, AND EACH FURTHER CONSENTS TO ANY REQUESTED TRANSFER OF ANY SUCH PROCEEDING BROUGHT IN ANY OTHER VENUE TO A FEDERAL COURT SITTING IN THE NORTHERN DISTRICT OF THE STATE OF TEXAS, TO THE EXTENT THAT IT HAS SUBJECT MATTER JURISDICTION, AND OTHERWISE TO A STATE COURT IN DALLAS COUNTY, TEXAS. IN FURTHERANCE THEREOF, EACH OF SELLER AND BUYER HEREBY ACKNOWLEDGES AND AGREES THAT IT WILL BE NEITHER INCONVENIENT NOR UNFAIR TO LITIGATE OR OTHERWISE RESOLVE ANY DISPUTES OR CLAIMS IN A COURT SITTING IN SUCH COUNTY AND STATE.

SECTION 9.03.    WAIVER OF JURY TRIAL.

     EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER

WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER MAY BE
MODIFIED ONLY IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

SECTION 9.04.    Entire Agreement.

         This Agreement and the Related Agreements contain the entire agreement between the parties with respect to the subject matter hereof and there are no agreements, understandings, representations, or warranties between the parties other than those set forth or referred to herein or therein.

SECTION 9.05.    Each Party Pays Own Expenses.

     Except  to  the  extent  provided   otherwise  in  Section  2.3  of  either
Conveyance, Buyer shall be responsible for all income and other Taxes incurred by or imposed on Buyer as the owner of the Production Payments and the Subject Hydrocarbons allocable thereto. Seller shall be responsible for certain Taxes as provided in Section 2.3 of each Conveyance, and Seller shall be responsible for all income taxes and other Taxes incurred by or imposed on Seller with respect to the sale of the Production Payments or as the owner of the residual interest in the Subject Interests and the Subject Hydrocarbons. All other costs and expenses incurred by each party hereto in connection with all things required to be done by it hereunder, including attorneys' fees, accountant fees, reserve engineering fees, recording fees, and the expense of title examination, shall be borne by the party incurring the same.

SECTION 9.06.    Notices.

     All notices and other communications hereunder shall be in writing and shall be deemed sufficiently given for all purposes hereof if (a) delivered in person, by courier or by registered or certified United States Mail to the Person to be notified, with receipt obtained, or (b) sent by telecopy, telefax or other facsimile or electronic transmission, with "answer back" or other
"evidence of receipt" obtained, in each case to the appropriate address or number as set forth in Section 8.2 of the Oil Conveyance (or at such other address or number for a party as shall be specified by like notice). Each notice shall be deemed effective on receipt by the addressee as aforesaid; provided that, notice received by telecopy, telefax or other facsimile or electronic transmission after 5:00 p.m. at the location of the addressee of such notice shall be deemed received on the first business day following the date of such electronic receipt.

SECTION 9.07.    Successors and Assigns.

     A. General Provisions. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that no party to any Production Payment Document may assign or transfer its rights or duties under such Production Payment Document unless the assignee is similarly assigned (and

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



accepts in a writing delivered to the other parties thereto) the rights and duties of such assignor party under all other Production Payment Documents.

     B. Additional Restrictions on Buyer. Buyer may not grant any mortgage, lien or security interest burdening either Production Payment or any Production Payment Document or any interest therein unless (a) the recipient of such mortgage, lien or security interest is obligated to Seller to join in or ratify any releases and acknowledgments of termination that Buyer is required to give under the Production Payment Documents and (b) the documents governing such mortgage, lien or security interest provide that, in connection with foreclosure, the successor to Buyer must accepts in a writing delivered to Seller the rights and duties of Buyer under all of the Production Payment Documents. Buyer may not assign or transfer either Production Payment or any Production Payment Document or any interest therein (including any transfer upon foreclosure of a mortgage, lien or security interest) to any Person that is, at the time of such assignment or transfer, an Unqualified Foreign Assignee.

     C. Additional Restrictions on Seller. Seller shall not assign the Subject Interests or any part thereof (except as allowed under Sections 6.2 and 6.5 of the Conveyances), unless (i) Seller's entire remaining interests (including working interests and net revenue interests) in all the Subject Interests (after creation of the Production Payment) are assigned to a single assignee, (ii) the assignee has sufficient experience and capability in the oil business to perform the obligations of Seller hereunder and under the Related Agreements, (iii) Seller furnishes to Buyer a written instrument, in recordable form and for the benefit of Buyer and the other beneficiaries under Section 7.1 of each Conveyance, in which the assignee expressly assumes the obligations of Seller under the Production Payment Documents, and (iv) either (a) Pioneer remains obligated under the Pioneer Guaranty for such assignee's obligations under the Production Payment Documents or (b) the assignee (or any Affiliate of the assignee who provides Buyer with a guaranty, in substantially the same form as the Pioneer Guaranty, of the assignee's obligations under the Production Payment Documents) is rated Approved Investment Grade. Buyer will release, without representation, warranty or recourse, the current Seller from its obligations hereunder and under the other Production Payment Documents, and will release Pioneer (or any allowed successor guarantor) from the Pioneer Guaranty (or any successor guaranty), concurrently with (i) any assignment that is made in compliance with the requirements of clauses (i), (ii), (iii) and (iv) of this Subsection C, including the delivery to Buyer of the new guaranty, if any, required by the preceding sub-clause C(iii)(b); provided, that notwithstanding the foregoing, any obligations which any Person may have to indemnify, reimburse or compensate Buyer or to make payments to Buyer on account of hydrocarbons produced before such time shall survive such release unless expressly assumed by a Person rated Approved Investment Grade.

     D.  Approved  Investment  Grade.  A Person shall be deemed rated  "Approved
Investment Grade" in 2005, 2006 or 2007 if the long-term senior unsecured obligations of such Person are rated at or above "BBB+" by S&P and at or above "Baa1" by Moody's, and a Person shall be deemed rated "Approved Investment Grade" after 2007 if the long-term senior unsecured obligations of such Person are rated at or above "BBB" flat (no plus or minus) by S&P and at or above "Baa2" by Moody's.

     E. Exception for Assignments to Seller's Affiliates. Notwithstanding the foregoing Subsection C, Seller may assign some or all of the Subject Interests to one or more Affiliates, whether by conveyance, merger, consolidation, or

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



otherwise, provided Pioneer (or any allowed successor guarantor) remains obligated under the Pioneer Guaranty (or any successor guaranty) for Seller's (and any such Affiliate's) obligations under the Production Payment Documents, and provided further that if such Subject Interests are assigned to more than one Affiliate, the obligations of such Affiliates shall be joint and several. Seller (or its successor by merger or consolidation) will remain liable under the Production Payment Documents after any such assignment, provided that if Seller assigns the Subject Interests of record to three or fewer such Affiliates and furnishes to Buyer a written instrument, in recordable form and for the benefit of Buyer and the other beneficiaries under Section 7.1 of each Conveyance, in which such assignee or assignees expressly assume the obligations of Seller under the Production Payment Documents, then Buyer will upon request release Seller from its obligations under the Production Payment Documents.

SECTION 9.08.    Headings.

     The headings to Articles, Sections, and other subdivisions of this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

SECTION 9.09.    Amendments and Waivers.

     This Agreement may not be waived, modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. The waiver by any party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

SECTION 9.10.    Schedules and Exhibits.

     All Schedules and Exhibits hereto which are referred to herein are hereby made a part hereof and incorporated herein by such reference.

SECTION 9.11.    Interpretation.

     In construing this Agreement:

     A. Examples. Examples shall not be construed to limit, expressly or by implication, the matter they illustrate;

     B. Including. The word "includes" and its derivatives means "includes, but is not limited to" and corresponding derivative expressions;

     C. Location of Definitions. A defined term has its defined meaning throughout this Agreement and each Schedule to this Agreement, regardless of whether it appears before or after the place where it is defined;

     D. Controlling Provisions. Each Schedule to this Agreement is a part of this Agreement, but if there is any conflict or inconsistency between the main

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



body of this Agreement and any Schedule, the provisions of the main body of this Agreement shall prevail; and

     E. Neutral Interpretation. This Agreement is the result of arm's-length negotiations from equal bargaining positions by all parties. It is expressly agreed that this Agreement shall not be construed against any party, and no consideration shall be given or presumption made on the basis of who drafted this Agreement or any particular provision hereof or who supplied the form of Agreement.

SECTION 9.12.    Agreement for the Parties' Benefit Only.

     Nothing in this Agreement is intended to confer upon any Person, other than the parties and their respective successors and permitted assigns, any rights, benefits, remedies or obligations hereunder; and no Person, other than the parties and their respective successors and permitted assigns, is entitled to rely on any representation, warranty, covenant, or agreement contained herein; provided, however, that Buyer and its successors and permitted assigns shall be entitled to enforce the terms of Article VIII for the benefit of any Persons who are Indemnified Parties. Any claim for indemnification under Article VIII on behalf of an Indemnified Party other than Buyer (or Buyer's successor or permitted assign) must be made and administered by Buyer or its successor or permitted assign.

SECTION 9.13.    Severability.

     If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

SECTION 9.14.    No Retained Liens.

     No lien or encumbrance of whatsoever nature, express or implied, shall be retained by or created in favor of either Seller in or against either Production Payment as security for payment or performance of the Purchase Price or any other obligations of Buyer; and each Seller hereby expressly waives and releases any such express or implied liens and encumbrances.

SECTION 9.15.    Limitations on Damages.

         NEITHER PARTY HERETO SHALL BE RESPONSIBLE TO THE OTHER PARTY OR TO ANY PERMITTED BENEFICIARY HEREOF FOR CONSEQUENTIAL DAMAGES OR PUNITIVE OR EXEMPLARY DAMAGES.

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



SECTION 9.16.    Tax Treatment.

     Although each Production Payment is a real property interest for purposes of state law, the parties agree to treat each Production Payment as a mortgage loan for federal income tax purposes. For avoidance of doubt, the parties acknowledge that Sellers (and not Buyer) are entitled to all tax credits (including credits under Section 29 of the Internal Revenue Code) attributable to either Production Payment and the production attributable thereto.

SECTION 9.17.    LIMITATION OF OWNER TRUSTEE LIABILITY.

     IT IS EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES THAT (A) THIS DOCUMENT IS EXECUTED AND DELIVERED BY WILMINGTON TRUST COMPANY, NOT INDIVIDUALLY OR PERSONALLY, BUT SOLELY AS OWNER TRUSTEE, IN THE EXERCISE OF THE POWERS AND AUTHORITY CONFERRED AND VESTED IN IT, PURSUANT TO THE TRUST AGREEMENT UNDER WHICH BUYER HAS BEEN CREATED AS A DELAWARE STATUTORY TRUST, (B) EACH OF THE REPRESENTATIONS, UNDERTAKINGS AND AGREEMENTS HEREIN MADE ON THE PART OF BUYER IS MADE AND INTENDED NOT AS PERSONAL REPRESENTATIONS, UNDERTAKINGS AND AGREEMENTS BY WILMINGTON TRUST COMPANY BUT IS MADE AND INTENDED FOR THE PURPOSE FOR BINDING ONLY SUCH TRUST, (C) NOTHING HEREIN CONTAINED SHALL BE CONSTRUED AS CREATING ANY LIABILITY ON WILMINGTON TRUST COMPANY, INDIVIDUALLY OR PERSONALLY, TO PERFORM ANY COVENANT EITHER EXPRESSED OR IMPLIED CONTAINED HEREIN, ALL SUCH LIABILITY, IF ANY, BEING EXPRESSLY WAIVED BY THE PARTIES HERETO AND BY ANY PERSON CLAIMING BY, THROUGH OR UNDER THE PARTIES HERETO, AND (D) UNDER NO CIRCUMSTANCES SHALL WILMINGTON TRUST COMPANY BE PERSONALLY LIABLE FOR THE PAYMENT OF ANY INDEBTEDNESS OR EXPENSES OF SUCH TRUST OR BE LIABLE FOR THE BREACH OR FAILURE OF ANY OBLIGATION, REPRESENTATION, WARRANTY OR COVENANT MADE OR UNDERTAKEN BY SUCH TRUST UNDER THIS AGREEMENT OR ANY OTHER RELATED DOCUMENTS.

              [The remainder of this page intentionally left blank]



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




     IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties as of the day first above written.

                               BUYER:

                               WOLFCAMP OIL AND GAS TRUST

                               By: WILMINGTON TRUST COMPANY,
                                   not in its individual capacity but solely as
                                   Owner Trustee


                                   By:    /s/ Rosemary Kennard
                                        ---------------------------------------
                                   Name:  Rosemary Kennard
                                          Authorized Signatory

                                   SELLER:

                                   PIONEER NATURAL RESOURCES USA, INC.


                                   By:   /s/ Richard P. Dealy
                                       ----------------------------------------
                                        Richard P. Dealy
                                        Executive Vice President and Chief
                                        Financial Officer

                                   PIONEER NATURAL RESOURCES PROPERTIES LP

                                   By: Westpan Properties, Inc.,
                                       its general partner


                                       By:  /s/ Richard P. Dealy
                                           ------------------------------------
                                            Richard P. Dealy
                                            Executive Vice President and Chief
                                            Financial Officer